©2015Novelis Inc. 1 November 9, 2015 Steve Fisher President and Chief Executive Officer Steve Pohl Vice President and Interim Chief Financial Officer Novelis Q2 Fiscal Year 2016 Earnings Conference Call Exhibit 99.2

©2015Novelis Inc. 2 Safe Harbor Statement Forward-looking statements Statements made in this presentation which describe Novelis' intentions, expectations, beliefs or predictions may be forward-looking statements within the meaning of securities laws. Forward-looking statements include statements preceded by, followed by, or including the words "believes," "expects," "anticipates," "plans," "estimates," "projects," "forecasts," or similar expressions. Examples of forward-looking statements in this presentation are statements about the company’s expectations that capital expenditures for the fiscal year will be approximately $400 million and free cash flow will be positive for the full fiscal year. Novelis cautions that, by their nature, forward-looking statements involve risk and uncertainty and that Novelis' actual results could differ materially from those expressed or implied in such statements. We do not intend, and we disclaim, any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. Factors that could cause actual results or outcomes to differ from the results expressed or implied by forward- looking statements include, among other things: changes in the prices and availability of aluminum (or premiums associated with such prices) or other materials and raw materials we use; the capacity and effectiveness of our hedging activities; relationships with, and financial and operating conditions of, our customers, suppliers and other stakeholders; fluctuations in the supply of, and prices for, energy in the areas in which we maintain production facilities; our ability to access financing for future capital requirements; changes in the relative values of various currencies and the effectiveness of our currency hedging activities; factors affecting our operations, such as litigation, environmental remediation and clean-up costs, labor relations and negotiations, breakdown of equipment and other events; the impact of restructuring efforts in the future; economic, regulatory and political factors within the countries in which we operate or sell our products, including changes in duties or tariffs; competition from other aluminum rolled products producers as well as from substitute materials such as steel, glass, plastic and composite materials; changes in general economic conditions including deterioration in the global economy, particularly sectors in which our customers operate; cyclical demand and pricing within the principal markets for our products as well as seasonality in certain of our customers’ industries; changes in government regulations, particularly those affecting taxes, environmental, health or safety compliance; changes in interest rates that have the effect of increasing the amounts we pay under our credit facilities and other financing agreements; the effect of taxes and changes in tax rates; and our level of indebtedness and our ability to generate cash. The above list of factors is not exhaustive. Other important risk factors included under the caption "Risk Factors" in our Annual Report on Form 10-K for the fiscal year ended March 31, 2015 are specifically incorporated by reference into this presentation.

©2015Novelis Inc. 3 Business Highlights  Strategic portfolio shift delivering results  Strong production, demand & mix shift driving record shipments  Highest EBITDA* levels in over two years 660 680 700 720 740 760 780 800 Q1FY14 Q2FY14 Q3FY14 Q4FY14 Q1FY15 Q2FY15 Q3FY15 Q4FY15 Q1FY16 Q2FY16 F R P s hipme n ts ( k t) $190 $200 $210 $220 $230 $240 Q1FY14 Q2FY14 Q3FY14 Q4FY14 Q1FY15 Q2FY15 Q3FY15 Q4FY15 Q1FY16 Q2FY16 EB IT D A * ($M ) *EBITDA excluding metal price lag

©2015Novelis Inc. 4 Automotive Game Changer  Automotive demand projections for aluminum remain strong  Achieved record automotive sheet shipments in Q2, up 59% YoY  Began commissioning newest German and US lines ahead of schedule  Project auto will grow to 25% of Novelis portfolio with current investments 0 25 50 75 100 125 FY13 Novelis quarterly automotive shipments (kt) FY14 FY15 Oswego, US Nachterstedt, Germany FY16 Supply Ford Super Duty

©2015Novelis Inc. 5 Regional Aluminum FRP Demand North America South America  Strong demand driven by material substitution for automotive products  Beverage can sheet market continues slow contraction  Successive quarters of GDP decline driving near-term decline in specialties market  Relatively recession-resistant can market remains strong Europe  Beverage can market remains robust; favorable material substitution trends  Auto market strong domestically Asia  Demand continues to grow but at slower rate than expected  Strength in small but growing Middle East can markets

©2015Novelis Inc. 6 Financial Highlights

©2015Novelis Inc. 7 Second Quarter Fiscal 2016 Financial Highlights  Record total FRP shipments of 788kt, up 3%  Lower metal prices drove sales down 12% to $2.5 billion  Excluding metal price lag, Adjusted EBITDA $236 million up 7%  Including negative $54 million of metal price lag, Adjusted EBITDA was $182 million  Net loss $13 million; Excluding tax-effected special items*, net income $25 million compared to $36 million in prior year  Generated $140 million of free cash flow  Solid liquidity $968 million Q2FY16 vs Q2FY15 *Tax-effected special items may include restructuring & impairment, metal price lag, gain/loss on assets held for sale, loss on extinguishment of debt

©2015Novelis Inc. 8 Q2 Adjusted EBITDA* Bridge $ M ill io n s 221 21 24 (18) (7) (5) 236 $150 $175 $200 $225 $250 $275 $300 Q2FY15* Volume Price/Mix Operating costs SG&A and Other FX Q2FY16* *EBITDA excluding metal price lag in both periods Strategic portfolio shift delivering results

©2015Novelis Inc. 9 Capital Spending & Free Cash Flow US $M Q2 FY16 YTD FY16 Free Cash Flow 140 (285) Capital Expenditures 75 204  FCF grew YoY driven by working capital improvements and lower capital spending, partially offset by higher metal price lag  Expect FY16 capital expenditures ~$400 million and positive free cash flow for the full year FY16

©2015Novelis Inc. 10 Summary

©2015Novelis Inc. 11  Some economic uncertainty in emerging markets but overall demand outlook remains positive  Strategy to focus on fundamentals of manufacturing operations is delivering results Summary OPERATIONAL EXCELLENCE WORKING CAPITAL DISCIPLINE PREMIUM PRODUCT PORTFOLIO COST MANAGEMENT

©2015Novelis Inc. 12 Questions & Answers

©2015Novelis Inc. 13 Appendix

Income Statement Reconciliation To Adjusted EBITDA

(in $ m)	Q1 FY15	Q2 FY15	Q3 FY15	Q4 FY15	FY15	Q1 FY16	Q2 FY16
Net income (loss) attributable to our common shareholder	**35**	**38**	**46**	**29**	**148**	**(60)**	**(13)**
- Interest, net	(80)	(80)	(84)	(76)	(320)	(78)	(80)
- Income tax (provision) benefit	(24)	2	(3)	11	(14)	(15)	3
- Depreciation and amortization	(89)	(90)	(87)	(86)	(352)	(87)	(89)
EBITDA	**228**	**206**	**220**	**180**	**834**	**120**	**153**
- Unrealized gain (loss) on derivatives	1	(1)	12	(12)	-	35	(15)
- Realized (loss) gain on derivative instruments not included in segment income	(1)	-	(3)	(2)	(6)	1	(3)
- Proportional consolidation	(8)	(9)	(10)	(6)	(33)	(7)	(8)
- Loss on extinguishment of debt	-	-	-	-	-	(13)	-
- Restructuring and impairment, net	(6)	(7)	(25)	1	(37)	(15)	(4)
- Loss on sale of fixed assets	(1)	(2)	(1)	(1)	(5)	(1)	-
- Gain (loss) on assets held for sale, net	11	-	12	(1)	22	-	-
- Others costs, net	(3)	(5)	(1)	-	(9)	(7)	1
Adjusted EBITDA	**235**	**230**	**236**	**201**	**902**	**127**	**182**
Other income (expense) included in adjusted EBITDA							
- Metal price lag	2	9	8	(12)	5	(85)	(54)
- Foreign currency remeasurement	1	(3)	(4)	(21)	(27)	4	(3)

Explanation of other income (expense) Included in adjusted EBITDA

1) Metal price lag net of related hedges: On certain sales contracts we experience timing differences on the pass through of changing aluminum prices from our suppliers to our customers. Additional timing differences occur in the flow of metal costs through moving average inventory cost values and cost of goods sold. This timing difference is referred to as metal price lag. Although we use derivatives contracts to minimize the price lag associated with LME base aluminum prices, we do not use derivative contracts for local market premiums, as these are not prevalent in the market.

2) Foreign currency remeasurement net of related hedges: All balance sheet accounts not denominated in the functional currency are remeasured every period to the period end exchange rates. This impacts our profitability. Like metal price lag, we have a risk management program in place to minimize the impact of such remeasurement.

©2015Novelis Inc.

Not just aluminum, Novelis Aluminum.

14

©2015Novelis Inc. 15 (in $ m) Q1 FY15 Q2 FY15 Q3 FY15 Q4 FY15 FY15 Q1 FY16 Q2 FY16 Cash (used in) provided by operating activities (24) 11 100 517 604 (288) 225 Cash used in investing activities (119) (119) (46) (132) (416) (137) (84) Less: proceeds from sales of assets (34) - (66) (17) (117) - (1) Free cash flow (177) (108) (12) 368 71 (425) 140 Capital expenditures 138 126 104 150 518 129 75 Free cash flow before capital expenditures (39) 18 92 518 589 (296) 215 Free Cash Flow